SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               --------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 13, 1995



                              THE SOUTHERN COMPANY
             (Exact name of registrant as specified in its charter)


          Delaware                 1-3526                  58-0690070
       (State or other           (Commission            (I.R.S. Employer
       jurisdiction of          File Number)           Identification No.)
         organization)

                64 Perimeter Center East, Atlanta, Georgia 30346
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number,
including area code:

                                                            (404) 393-0650


                                      N/A
      (Former name or former address, if changed since last report.)

Item 5.        Other Events.

               On July 13, 1995, Southern Electric International, Inc., a wholly-owned subsidiary of The Southern Company ("Southern"), announced the terms of an offer (the "Offer") for the acquisition of the whole of the ordinary share capital of South Western Electricity plc, a public limited company organized under the laws of England and Wales ("SWEB"), not already owned by Southern and its subsidiaries and subsidiary undertakings (the "Southern Group").

               SWEB is one of the twelve regional electricity companies in the United Kingdom that came into existence in 1990 as a result of the restructuring and subsequent privatization of the U.K. Central Electricity Generating Board. Its main business is the distribution of electricity to customers in the Southwest of England. SWEB is also a supplier of electricity to franchise customers in its authorized area and to customers in the competitive second-tier market. Through its 7.7% equity investment in Teeside Power Limited, a combined cycle gas turbine plant with a capacity of 1,875 megawatts, SWEB is involved in power generation. In addition, SWEB is involved in certain non-regulated activities which include gas supply and telecommunications. In the year ended March 31, 1995, SWEB reported turnover of (Pound Sterling)874.9 million and consolidated profit before tax of (Pound Sterling)111.5 million after an exceptional charge of (Pound Sterling)20 million. Basic earnings per share were 72.4p, and net dividends per share amounted to 29.0p.

               The Offer will be made on the terms and subject to the conditions of an Offer Document to be despatched to SWEB shareholders (including the conditions and certain further terms set forth in Appendix 1 attached hereto). The Offer will be made on the basis of (Pound Sterling)38 in cash and (Pound Sterling)52 nominal value of Bonds to be issued by Southern Investments UK Public Limited Company, a public limited company organized under the laws of England and Wales and a wholly-owned subsidiary of Southern ("Southern U.K."), for every ten SWEB Shares validly tendered and so in proportion for any other number of SWEB Shares. The Bonds will bear interest payable monthly in arrears for the first six months following the original issue date, and thereafter quarterly in arrears, and the interest will be calculated as the aggregate of 1% and the London interbank offered rate for British pound sterling deposits for the relevant period. The Bonds will be secured (i) by way of a fixed charge over certain assets of Southern U.K., including SWEB Shares and other shares, rights attaching or relating thereto and proceeds thereof, uncalled capital and, in certain events, cash collateral and (ii) by way of a floating charge over the undertakings and assets of Southern U.K. The Trust Deed constituting the Bonds will provide for the mandatory redemption of the Bonds at par within five years after the original issue date.

               SWEB shareholders who validly accept the Offer may alternatively elect to receive additional cash instead of their entitlement to Bonds. Including the cash payable under the basic terms of the Offer, this is equivalent to (Pound Sterling)9 in cash for each SWEB Share.

               SWEB shareholders may also elect to receive part of their consideration in interest bearing subordinated exchangeable bonds
("GRID Bonds") of Southern U.K., conferring on holders the right to receive a fixed rate of interest of 5.5% per annum payable annually in arrears. In the event of the listing of shares in National Grid (as defined in Appendix 2 attached hereto) by The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited (the "London Stock Exchange") prior to December 31, 1997, the GRID Bonds will be exchanged for a pro rata number of shares in National Grid owned by SWEB, subject to adjustment for certain taxation and other events. If the flotation of the shares in National Grid on the London Stock Exchange does not occur before December 31, 1997, the GRID Bonds will be redeemed at par.

               SWEB owns approximately 6.3% of the issued share capital of The National Grid Holdings plc ("NGH"), which, through its subsidiary The National Grid Company plc, operates the electrical transmission system in England and Wales and the interconnection assets that link such national grid with the transmission systems in Scotland and France. In the year ended March 31, 1995, NGH reported a consolidated profit before tax of (Pound Sterling)610.6 million on turnover of (Pound Sterling)1,428.2 million. Net dividends for the year amounted to (Pound Sterling)162.0 million .

               The Offer will extend to any ordinary shares of 50p each in SWEB currently in issue, or allotted or issued prior to the date on which the Offer closes (or such earlier date as Southern U.K. determines) as a result of the exercise of options granted under the SWEB Share Option Schemes. Southern U.K. will make proposals to optionholders under the SWEB Share Option Schemes in due course once the Offer becomes or is declared unconditional in all respects under the Code.

               As of July 13, 1995, the Southern Group owns 12,486,110 SWEB Shares. On July 10, 1995, it was announced that such shareholding by the Southern Group constituted approximately 11.2% of SWEB's share capital.

               The Offer values the whole of the issued share capital of SWEB at approximately (Pound Sterling)1,000 million (approximately U.S.$1,592 million1). The Offer is to be financed by the issue and underwriting of the Bonds, which are non-recourse to Southern, and by facilities to be made available to Southern by lending institutions.

               Terms used and not otherwise defined herein or in Appendix 1 shall have the meanings set forth in Appendix 2. References herein to "(Pound Sterling)" and "p" are to British pounds sterling and British pence, respectively.




- -------------------

1 For convenience purposes, the U.S. dollar figure was converted from British pounds sterling at the noon buying rate in New York City for cable transfers in British pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on July 12, 1995 ((Pound Sterling)1.00 = $1.5915).

               THE OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, OR BY USE OF THE MAILS OF, OR BY ANY MEANS OR INSTRUMENTALITY (INCLUDING, WITHOUT LIMITATION, FACSIMILE TRANSMISSION, TELEX OR TELEPHONE) OF INTERSTATE OR FOREIGN COMMERCE OF, OR OF ANY FACILITY OF A NATIONAL SECURITIES EXCHANGE OF, THE UNITED STATES AND THE OFFER CANNOT BE ACCEPTED BY ANY SUCH USE, MEANS, INSTRUMENTALITY OR FACILITY OR FROM WITHIN THE UNITED STATES, CANADA OR AUSTRALIA.

               THE BONDS, THE GRID BONDS AND THE SHARES INTO WHICH THE GRID BONDS MAY BE EXCHANGEABLE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). ACCORDINGLY, THE BONDS, THE GRID BONDS AND THE SHARES INTO WHICH THE GRID BONDS MAY BE EXCHANGEABLE MAY NOT BE OFFERED, SOLD OR EXCHANGED IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. TERMS USED IN THIS PARAGRAPH HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE SOUTHERN COMPANY



                                              By    /s/  Tommy Chisholm
                                              Name:  Tommy Chisholm
                                              Title: Secretary

Dated:  July 13, 1995

                                                        Appendix 1
                                                        to the Current Report
                                                        on Form 8-K

       Conditions and certain further terms of the Offer and the Alternatives

Part A:       Conditions of the Offer

The Offer (which in this Appendix is deemed to include, where relevant, references to the Alternatives) will be subject to the following conditions:

(a) valid acceptances being received (and not, where permitted, withdrawn) by not later than 3:00 p.m. on the first closing date (or such later time(s) and/or date(s) as Southern U.K. may, with the consent of the Panel, decide) in respect of not less than 90% (or such lower percentage as Southern U.K. may decide) in nominal value of the SWEB Shares to which the Offer relates, provided that this condition shall not be satisfied unless Southern U.K. and its subsidiaries shall have acquired or agreed to acquire (whether pursuant to the Offer or otherwise) shares in SWEB carrying more than 50% of the voting rights exercisable at a general meeting of SWEB. For the purposes of this condition:

       (i) shares which have been unconditionally allotted shall be deemed to carry the voting rights they will carry upon their being entered in the register of members of SWEB; and

       (ii)   the expression "SWEB Shares to which the Offer relates" shall mean
              (i) SWEB Shares issued or allotted on or before the date the Offer is made and (ii) SWEB Shares issued or allotted after that date but before the time at which the Offer becomes unconditional as to acceptances but excluding any SWEB Shares which, on the date the Offer is made, are held or (otherwise than under such a contract as is described in Section 428(5) of the U.K. Companies Act 1985) contracted to be acquired by Southern U.K. and/or its associates (within the meaning of Section 430E of the U.K. Companies Act
              1985);

(b) an announcement being made by the U.K. Office of Fair Trading indicating in terms satisfactory to Southern U.K. that it is not the intention of the U.K. Secretary of State for Trade and Industry to refer the proposed acquisition of SWEB by Southern U.K., or any matter arising therefrom, to the Monopolies and Mergers Commission and the European Commission indicating in terms satisfactory to Southern U.K. that it does not intend to initiate proceedings under Article 6(1)(c) of Council Regulation (EEC) 4064/89 or make a referral to a competent authority in the United Kingdom under Article 9(1) of such Regulation in respect of the proposed acquisition of SWEB by Southern U.K. or any matter arising therefrom;

(c) the passing at a general meeting of SWEB (or at any adjournment thereof) of a resolution or resolutions in a form satisfactory to Southern U.K. to amend the SWEB Articles of Association in a manner which results in any member of the

       Southern Group being entitled to acquire and hold in excess of 15% of the issued share capital of SWEB and such resolution or resolutions remaining in full force and effect at the time that the Offer becomes, apart from this condition, unconditional in all respects;

(d) the Luxembourg Stock Exchange agreeing to list the Bonds to be issued pursuant to, or in connection with, the Offer (subject only to their issue);

(e) the U.K. Director General of Electricity Supply indicating in terms satisfactory to Southern U.K. that it is not his intention to seek any modification to one or more of the licenses held by SWEB under the U.K. Electricity Act 1989 and SWEB not agreeing to any such modification, except, in either case, on terms satisfactory to Southern U.K.;

(f) the U.K. Director General of Electricity Supply not seeking undertakings from any member of the Southern Group or any member of the SWEB Group except on terms satisfactory to Southern U.K.;

(g) no government or governmental, quasi-governmental, supranational, statutory, regulatory or investigative body, court, trade agency, professional association, environmental body or any other person or body whatsoever in any jurisdiction (each a "Third Party") having decided to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or made, proposed or enacted any statute, regulation or order or having done anything which would or might:

       (i) make the Offer or its implementation, or the acquisition or the proposed acquisition by The Southern Company or any of its subsidiaries or subsidiary undertakings or associated companies (including any joint venture, partnership, firm or company in which any member of the Southern Group is interested) or any company in which any such member has a substantial interest (the "wider Southern Group") of any shares in, or control of, SWEB, void, illegal or unenforceable, or otherwise restrain, prohibit, restrict or delay the same or impose additional conditions or obligations with respect thereto, or otherwise challenge or interfere therewith;

       (ii) require or prevent a divestiture by any member of the wider Southern Group of any shares in SWEB;

       (iii) require or prevent the divestiture or materially alter the terms envisaged for any proposed divestiture by any member of the wider Southern Group or by SWEB or any of SWEB's subsidiaries or subsidiary undertakings or associated companies (including any joint venture, partnership, firm or company in which any member of the SWEB Group is interested) or any company in which any such member has a substantial interest (the "wider SWEB Group") of all or any portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses (or any of them) or own their respective assets or properties or any part thereof;

       (iv) impose any limitation on the ability of any member of the wider Southern Group to acquire, directly or indirectly, or to hold or to exercise effectively any rights of ownership of shares in SWEB or shares in any member of the wider SWEB Group or to exercise effectively rights of control over any business carried out by a member of the wider SWEB Group;

       (v) impose any limitation on the ability of any member of the wider SWEB Group to co-ordinate its business, or any part of it, with the businesses of any other members; or

       (vi) otherwise adversely affect the business, profits or prospects of any member of the wider SWEB Group;

(h) all necessary filings having been made in connection with the Offer and all statutory or regulatory obligations in any jurisdiction having been complied with in connection with the Offer or the acquisition by any member of the wider Southern Group of any shares in, or control of, SWEB and all authorizations, orders, recognitions, grants, consents, clearances, confirmations, licenses, permissions and approvals deemed necessary or appropriate by Southern U.K. or any member of the wider Southern Group for or in respect of the Offer (including, without limitation, its financing (which expression includes, without limitation, any borrowing of any monies or the entry into of any underwriting agreement or the giving of any guarantee or security) and implementation) or the proposed acquisition of SWEB by any member of the wider Southern Group or in relation to the affairs of any member of the wider SWEB Group having been obtained in terms and in a form satisfactory to Southern U.K. from all appropriate Third Parties and all such authorizations, orders, recognitions, grants, consents, clearances, confirmations, licenses, permissions and approvals remaining in full force and effect and there being no intimation of an intention to revoke the same at the time at which the Offer becomes otherwise unconditional and all necessary statutory or regulatory obligations in any jurisdiction having been complied with;

(i) all applicable waiting periods and any other time periods during which any Third Party could institute, implement or threaten any action, proceedings, suit, investigation, enquiry or reference under the laws of any jurisdiction, having expired, lapsed or been terminated;

(j) there being no provision of any arrangement, agreement, license or other instrument to which any member of the wider SWEB Group is a party or by or to which any such member or any of its respective assets may be bound or be subject, and which, in consequence of the proposed acquisition by any member of the wider Southern Group of some or all of the share capital of SWEB or because of a change in the control or management of SWEB or otherwise, could or might result in:

       (i) any moneys borrowed by or any indebtedness (actual or contingent) of any member of the wider SWEB Group becoming or becoming capable of being declared repayable immediately or prior to their stated maturity or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited;

       (ii) the creation or enforcement of any mortgage, charge or other security interest whenever existing or having arisen over the whole or any part of the business, property or assets of any member of the wider SWEB Group;

       (iii) any such arrangement, agreement, license or instrument being terminated or adversely modified or any action being taken or any onerous obligation arising thereunder;

       (iv) any assets or interests of any member of the wider SWEB Group being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged;

       (v) any member of the wider SWEB Group ceasing to be able to carry on business under any name under which it presently does so;

       (vi) the rights, liabilities, obligations or interests of any member of the wider SWEB Group under any such arrangement, agreement, license or instrument or in or with any firm or body or the business of any member of the wider SWEB Group with any person (or any arrangement or arrangements relating to any such interest or business) being terminated, modified or affected; or

       (vii) the financial or trading position or prospects of any member of the wider SWEB Group being prejudiced or adversely affected;

(k) no member of the wider SWEB Group having, since March 31, 1995 (except as disclosed in the SWEB Report and Accounts for the year ended March 31, 1995):

       (i) issued or agreed to issue or authorized or proposed the issue of additional shares of any class, or securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities (save for issues to SWEB or wholly-owned subsidiaries of SWEB and save for options granted under the SWEB Share Option Schemes before July 13, 1995 or the issue of any SWEB Shares allotted upon exercise of options granted before July 13, 1995 under the SWEB Share Option Schemes);

       (ii) declared, paid or made or proposed to declare, pay or make any bonus, dividend or other distribution other than to another member of the SWEB Group and save for the final dividend of 20.3p (net) per SWEB Share for the year ended March 31, 1995, which the SWEB directors have proposed should be paid on October 2, 1995 to SWEB shareholders on the register at the close of business on July 25, 1995;

       (iii) save for intra SWEB Group transactions, authorized or proposed or announced its intention to propose any change in its loan capital;

       (iv) save for intra SWEB Group transactions, authorized, proposed or announced its intention to propose any merger, demerger, reconstruction, amalgamation or acquisition or disposal of assets or shares in any undertaking, other than in the ordinary course of business;

       (v) issued any debentures or (save in the ordinary course of business and save for intra SWEB Group transactions) incurred any indebtedness or contingent liability;

       (vi) announced any proposal to purchase any of its own shares or purchased any such shares;

       (vii) disposed of, transferred, mortgaged or encumbered any assets or any right, title or interest in any asset or entered into any contract, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, onerous or unusual nature or magnitude, or which could involve an obligation of such a nature or magnitude;

       (viii) entered into any contract, transaction or arrangement otherwise than in the ordinary course of business;

       (ix) entered into any contract, transaction or arrangement which would be restrictive on the business of any member of the wider SWEB Group;

       (x)    waived or compromised any claim; or

       (xi) entered into an agreement or arrangement or passed any resolution or made any proposal with respect to any of the transactions, matters or events referred to in this paragraph (k);

and, for the purpose of paragraphs (ii), (iii), (iv) and (v) of this condition, the term "SWEB Group" shall mean SWEB and its wholly-owned subsidiaries;

(l) since March 31, 1995, there having been no adverse change in the business, financial or trading position or profits or prospects of any member of the wider SWEB Group;

(m) no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the wider SWEB Group is or may become a party (whether as plaintiff or defendant or otherwise) and no investigation by any Third Party against or in respect of any member of the wider SWEB Group having been threatened, announced or instituted or remaining outstanding by, against or in respect of any member of the wider SWEB Group and no contingent liability having, since March 31, 1995, arisen or become apparent to Southern U.K. which might in either case adversely affect any member of the wider SWEB Group;

(n) Southern U.K. not having discovered (i) that the financial or business information disclosed at any time by SWEB either contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading, (ii) any information which affects the import of any information disclosed at any time by the wider SWEB Group or (iii) that any partnership, company or other entity in which any member of the wider SWEB Group has a significant economic interest and which is not a subsidiary undertaking (as defined in the U.K. Companies Act 1985) of SWEB is subject to any liability, contingent or otherwise, which is not disclosed in the Annual Report and Accounts of SWEB for the financial year ended March 31, 1995; and

(o) in relation to any release, emission, disposal or other fact or circumstance which causes or might cause pollution of the environment or harm to human health, no past or present member of the wider SWEB Group having, in any manner, (i) committed any violation of any laws, statutes, ordinances, regulations or other requirements of any Third Party and/or
       (ii) incurred any liability (whether actual or contingent) to any of the foregoing.

Southern U.K. will reserve the right to waive, in whole or in part, all or any of the above conditions apart from conditions (a) and (d).

The Offer will lapse unless all of the conditions have been fulfilled or (if capable of waiver) waived by midnight on whichever is the later of (i) the first closing date and (ii) 21 days after the date on which condition (a) is fulfilled (or such later date as Southern U.K. may with the consent of the Panel decide). Southern U.K. shall not be obliged to treat any conditions relating to the absence of any particular action or matter as satisfied until the latest date for the fulfillment of all conditions referred to in the previous sentence.

Part B:  Certain further terms of the Offer and the Alternatives

SWEB Shares will be acquired under the Offer free from all liens, equities, charges, encumbrances and other interests and together with all rights attaching thereto, including the right to receive and retain all dividends, interest and other distributions (if any) declared, made or paid hereafter other than the net final dividend of 20.3p per SWEB Share for the year ended March 31, 1995 which the SWEB directors have proposed should be paid on October 2, 1995 to SWEB shareholders on the register at the close of business on July 25, 1995.

Fractions of Bonds and GRID Bonds will not be allotted or issued to persons accepting the Offer.

The Offer is not being made, directly or indirectly, in or into, or by use of the mails of, or by any means or instrumentality (including, without limitation, facsimile transmission, telex or telephone) or interstate or foreign commerce of, or of any facility of a national securities exchange of, the United States and the Offer cannot be accepted by any such use, means, instrumentality or facility or from within the United States, Canada or Australia.

The Bonds and the GRID Bonds to be issued pursuant to the Offer, have not been and will not be registered under the United States Securities Act of 1933 (as amended) or under any of the relevant securities laws of Canada or Australia. Accordingly, the Bonds and the GRID Bonds may not be offered, sold or delivered, directly or indirectly, in the United States, Canada or Australia. In addition, neither the Bonds nor the GRID Bonds may be offered, sold, or delivered to any United States person (as defined in the U.S. Internal Revenue Code of 1986, as amended).

                                                       Appendix 2
                                                       to the Current Report
                                                       on Form 8-K

                                  Definitions


The following definitions apply throughout this announcement, unless the context requires otherwise:



"Alternatives"           the Full Cash Alternative, the GRID Bonds Alternative
                         and the GRID Bonds and Cash Alternative

"Bonds" the interest bearing secured bonds to be issued by Southern U.K. pursuant to the Offer

"Cash Alternatives"      the Full Cash Alternative and the GRID Bonds and
                         Cash Alternative

"Code"                   The City Code on Takeovers and Mergers in the United
                         Kingdom

"Full Cash Alternative" the alternative whereby persons who validly accept the Offer may elect to receive additional cash instead of Bonds to which they would otherwise be entitled under the Offer

"GRID Bonds"             the proposed interest bearing subordinated exchangeable
                         bonds of Southern U.K. to be issued in
                         registered form to those SWEB shareholders who elect for the GRID Bonds Alternative or the GRID
                         Bonds and Cash Alternative

"GRID Bonds Alternative" the alternative whereby persons who validly accept the Offer may elect to receive GRID Bonds instead of some of the Bonds and part of the cash to which they would otherwise be entitled under the Offer

"GRID Bonds and Cash
Alternative"             the alternative whereby persons who
                         validly accept the Offer may elect to
                         receive GRID Bonds instead of part of the cash to which they would otherwise be entitled under the Offer, and additional cash instead of the balance of the consideration otherwise due to them

"National Grid"          NGH or, as the case may be, any company any issued
                         ordinary shares of which are owned by any member or members of the SWEB Group as a result of a reorganization of NGH or any of its subsidiary undertakings, provided that such company and/or any one or more of its subsidiaries or subsidiary undertakings holds a license to transmit electricity in England (other than the Scilly Isles) and Wales and owns substantially all of the electrical transmission systems in
                         England and Wales known as the national grid, which on July 11, 1995 was owned by NGH and/or its subsidiary undertakings.

"NGH" or "National Grid  The National Grid Holding plc
Holding

"Offer" the offer to be made by the Southern Group's financial adviser on behalf of Southern U.K. to acquire SWEB Shares not already owned by the Southern Group at the time of the Offer is made and, where the context admits, any subsequent revision, variation, extension or renewal thereof

"Offer Document"         the document to be despatched to SWEB shareholders
                         containing the full terms and conditions of the Offer

"Panel"                  The Panel on Takeovers and Mergers

"SEDOL"                  The London Stock Exchange Daily Official List

"Southern" or "The       The Southern Company
   Southern Company"

"Southern Group" or      Southern and its subsidiaries and subsidiary
 "Group"                 undertakings

"Southern U.K."          Southern Investments UK Public Limited Company, the
                         subsidiary of The Southern Company that
                         will make the Offer

"SWEB"                   South Western Electricity plc

"SWEB Group"             SWEB and its subsidiaries and subsidiary undertakings

"SWEB Share Option       the SWEB executive scheme and the SWEB share-
   Schemes"              save scheme

"SWEB shareholders"      the holders of SWEB Shares

"SWEB Shares" the existing issued and fully paid ordinary shares of 50p each in SWEB and any further such shares which are unconditionally allotted or issued before the date on which the Offer closes (or such earlier date, not being earlier than the date on which the Offer becomes unconditional as to acceptances or, if later, the first closing date, as Southern U.K. may decide)

"United States" or       the United States of America, its territories and
"U.S."                   possessions, any state of the United States
                         of America and the District of Columbia